Exhibit 4

THE SALE AND ISSUANCE OF THIS PROMISSORY NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS PROMISSORY NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                         10% CONVERTIBLE PROMISSORY NOTE


$450,000.00                                                     November 8, 2002

                  The undersigned, Biofield Corp., a Delaware corporation (the "Company"), promises to pay to David M. Long, Jr., M.D., Ph.D. (the "Holder"), at maturity, by wire transfer of immediately available funds to such account as the Holder may designate, the principal sum of FOUR HUNDRED FIFTY THOUSAND DOLLARS ($450,000.00) (the "Principal Amount"), together with interest on the then unpaid Principal Amount, at the rate of ten percent (10%) per annum.

                  1. Interest. Interest on the Principal Amount outstanding from time to time shall accrue, in arrears, at the rate of ten percent (10%) per annum, commencing on the date of issuance of this Note and continuing until the Principal Amount of this Note is paid in full.

                  2. Maturity. Unless the Holder duly exercises his right of conversion under this Note, the then outstanding Principal Amount of this Note, plus all unpaid accrued interest thereon, shall be due and payable in cash on the third anniversary of the date of issuance of this Note.

                  3. Conversion. At the election of the Holder given at any time prior to payment in full of this Note, the Principal Amount of, together with accrued interest on, this Note shall be convertible into shares of common stock, par value $.001 per share, of the Company (the "Common Stock") at the rate of one share for each $0.40 of principal and/or interest so converted.

                  4. Adjustment of Number of Shares Issuable Upon Conversion. In case the Company shall, after the date of issuance of this Note: (i) pay a stock dividend or make a distribution in shares of its capital stock (whether shares of its Common Stock or of capital stock of any other class); (ii) subdivide its outstanding shares of Common Stock; (iii) combine its outstanding shares of Common Stock into a smaller number of shares; or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the number of shares issuable upon conversion of this Note shall be adjusted so that the Holder shall be entitled to receive the number of shares of capital stock of the Company which the Holder would have owned immediately following such action had this Note been converted immediately prior thereto, and the number of shares issuable upon conversion of this Note shall thereafter be subject to further adjustment pursuant to this Section 4. An adjustment made pursuant to this Section 4 shall become effective retroactively immediately after the record date in the case of a dividend or distribution, and shall become effective immediately upon the effective date in the case of a subdivision, combination or reclassification.

                  5. Enforcement Expenses. The Company agrees to pay all out-of-pocket costs and expenses incurred by the Holder in connection with the enforcement of this Note, including, without limitation, all reasonable attorneys' fees and expenses.

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

                  6.  Waivers.

(a) Failure by the Holder to insist upon the strict performance by the Company of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and the Holder shall retain the right thereafter to insist upon strict performance by the Company of any of the terms and provisions herein.

(b) The Company waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note.

                  7. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflicts of law provisions).

                  8. Headings. Section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

                                       Biofield Corp.


                                       By: /s/ JOHN D. STEPHENS
                                           --------------------
                                           Name:  John D. Stephens
                                           Title: Senior Vice President and
                                                  Chief Operating Officer


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